Exhibit 3.1

AMENDMENT NO. 2
TO
AMENDED AND RESTATED
BY-LAWS
of
GRIFFON CORPORATION

        GRIFFON CORPORATION, a corporation organized and existing under and by virtue of the provisions of the General Corporation Law of the State of Delaware (the “corporation”), does hereby certify:
        1. That the board of directors of the corporation duly adopted resolutions proposing to amend the Amended and Restated By-laws of the corporation (the “By-laws”).
        2. The second paragraph of Section 7 of Article II of the By-laws of the corporation is hereby deleted and replaced with the following:
        “In addition to any other applicable requirements, for business to be properly brought before an annual meeting by a stockholder, such stockholder must have given timely notice thereof in proper written form to the Secretary of the corporation. To be timely, a stockholder’s notice to the Secretary must be delivered to or mailed and received at the principal executive offices of the corporation not less than seventy-five (75) days nor more than one hundred-five (105) days prior to the anniversary date of the immediately preceding annual meeting of stockholders; provided, however, that in the event that the annual meeting is called for a date that is not within twenty-five (25) days before or after such anniversary date, notice by the stockholder in order to be timely must be so received not later than the close of business on the tenth (10th) day following the day on which such notice of the date of the annual meeting was mailed or such public disclosure of the date of the annual meeting was made, whichever first occurs. Notwithstanding the foregoing, if the corporation publicly discloses (through the issuance of a press release, the filing of a Current Report on Form 8-K or through other similar means) the date for its next annual meeting of stockholders (i) at least one hundred-twenty (120) days prior to the date of such meeting and (ii) at least ten (10) days prior to the time the period for submission of a stockholder’s notice would otherwise begin (based on the date of the anniversary of the immediately preceding annual meeting of stockholders) but for this sentence, then, to be timely, a stockholder’s notice to the Secretary must be delivered to or mailed and received at the principal executive offices of the corporation not less than seventy-five (75) days nor more than one hundred-five (105) days prior to the date so publicly disclosed for such meeting.”
        3. The third paragraph of Section 13 of Article III of the By-laws of the corporation is hereby deleted and replaced with the following:
        “To be timely, a stockholder’s notice to the Secretary must be delivered to or mailed and received at the principal executive offices of the corporation not less than seventy-five (75) days nor more than one hundred-five (105) days prior to the anniversary date of the immediately preceding annual meeting of stockholders; provided, however, that in the event that the annual meeting is called for a date that is not within twenty-five (25) days before or after such anniversary date, notice by the stockholder in order to be timely must be so received not later than the close of business on the tenth (10th) day following the day on which such notice of the date of the annual meeting was mailed or such public disclosure of the date of the annual meeting was made, whichever first occurs. Notwithstanding the foregoing, if the corporation publicly discloses (through the issuance of a press release, the filing of a Current Report on Form 8-K or through other similar means) the date for its next annual meeting of stockholders (i) at least one hundred-twenty (120) days prior to the date of such meeting and (ii) at least ten (10) days prior to the time the period for submission of a stockholder’s notice would otherwise begin (based on the date of the anniversary of the immediately preceding annual meeting of stockholders) but for this sentence, then, to be timely, a stockholder’s notice to the Secretary must be delivered to or mailed and received at the principal executive offices of the corporation not less than seventy-five (75) days nor more than one hundred-five (105) days prior to the date so publicly disclosed for such meeting.”
        4. The effective date of the amendment shall be October 6, 2022.